As filed with the Securities and Exchange Commission on May 8, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Milestone Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Québec	2834	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1111 Dr. Frederik-Philips Boulevard, Suite 420
Montréal, Québec CA H4M 2X6
(514) 336-0444

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph Oliveto
Chief Executive Officer
Milestone Pharmaceuticals USA Inc.
6000 Fairview Road, Suite 1200
Charlotte, NC 28210-2252
(514) 336-0444

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan S. Sansom	Nathalie Beauregard	Joseph Oliveto	Lisa Firenze
Marc Recht	Robert Lando	Chief Executive Officer	Steven D. Singer
Divakar Gupta	Francois Paradis	Milestone Pharmaceuticals USA Inc.	Chip McCorkle
Jaime L. Chase	Osler, Hoskin & Harcourt LLP	6000 Fairview Road,	Wilmer Cutler Pickering
Cooley LLP	1000 De La Gauchetière Street West,	Suite 1200	Hale and Dorr LLP
500 Boylston Street,	Suite 2100	Charlotte, NC 28210-2252	7 World Trade Center
14th Floor	Montréal, Québec CA H3B 4W5	(514) 336-0444	250 Greenwich Street
Boston, MA 02116	(514) 904-8100		New York, NY 10007
(617) 937-2300			(212) 230-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (333-230846)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common shares, no par value per share	575,000	$15.00	$8,625,000	$1,045.35

(1)   Represents only the number of shares being registered pursuant to this Registration Statement, which includes 75,000 shares that the underwriters have the option to purchase, and are in addition to the 5,750,000 shares that were registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-230846), which included 750,000 shares that the underwriters have the option to purchase.

(2)   Based on the public offering price.

(3)   The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $92,000,000 on a Registration Statement on Form S-1 (File No. 333-230846), which was declared effective by the Securities and Exchange Commission on May 8, 2019. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $8,625,000 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional common shares, no par value (the “Common Shares”), of Milestone Pharmaceuticals Inc. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form S-1, as amended (File No. 333-230846) (the “Prior Registration Statement”), which the Commission declared effective on May 8, 2019, and is being filed solely for the purpose of increasing the number of shares to be offered in the public offering by 575,000 Common Shares, which includes 75,000 Common Shares that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional Common Shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Osler, Hoskin & Harcourt LLP.

23.1	Consent of PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm.

23.2	Consent of Osler, Hoskin & Harcourt LLP. (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-230846), filed with the Commission on April 12, 2019 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Montréal, Province of Québec, Canada on May 8, 2019.

Milestone Pharmaceuticals Inc.

By:	/s/ Joseph Oliveto
Joseph Oliveto
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Oliveto	President, Chief Executive Officer and Director
Joseph Oliveto	(Principal Executive Officer)	May 8, 2019

*	Vice President, Finance
Timothy L. Maness	(Principal Financial and Accounting Officer)	May 8, 2019

*
Marco Boorsma	Director	May 8, 2019

*
Paul Edick	Director	May 8, 2019

*
Nilesh Kumar	Director	May 8, 2019

*
Debra K. Liebert	Director	May 8, 2019

*
Michael Tomsicek	Director	May 8, 2019

*
Paul Truex	Director	May 8, 2019

*By:	/s/ Joseph Oliveto
Joseph Oliveto
Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Milestone Pharmaceuticals Inc. has signed this Registration Statement on the 8th day of May, 2019.

MILESTONE PHARMACEUTICALS USA, INC.

By:	/s/ Joseph Oliveto
Joseph Oliveto
President and Chief Executive Officer